Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference, in this Form 8-K/A (Amendment No. 1) of Air T, Inc., of our report dated July 11, 2018 relating to the financial statements of Worthington Aviation Parts, Inc. as of and for the year ended December 31, 2017.

REDPATH AND COMPANY, LTD.

St. Paul, Minnesota

July 18, 2018